CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of XCL Ltd. on Form S-8 of our report dated April 13, 1995, on our audits of the consolidated financial statements and financial statement schedules of XCL Ltd. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Company's Annual Report on Form 10-K, as amended.


                                /s/COOPERS & LYBRAND L.L.P.



New Orleans, Louisiana
May 30, 1995